Exhibit 99
Contact Person:  Robert D. O'Donnell (732) 863-9000
                                  PRESS RELEASE
                                  -------------

                         COMMUNITY BANCORP OF NEW JERSEY
                         REPORTS FIRST QUARTER EARNINGS


     Freehold, New Jersey - Community Bancorp of New Jersey, the holding company for the Community Bank of New Jersey again reported record earnings for the first quarter 2003. For the quarter ended March 31, 2003, the Company reported record first quarter net income of $606,000 compared to $553,000 in net income for the same period last year. Basic and diluted net income per share for the first quarter of 2003 was $0.19 and $0.18, respectively, compared to basic and diluted net income per share of $0.17 and $0.16 respectively, for the first quarter of 2002.

     For the first quarter of 2003, the Company's net interest income increased to $2.7 million compared to $2.5 million for the 2002 first quarter. The increase reflects the continuing growth in the Company's earning assets and was partially offset by the additional interest expense associated with the $5.0 million in Trust Preferred instruments acquired in December 2002. The additional capital was acquired in order to support our continuing growth opportunities. Additionally, during the first quarter 2003, we repositioned the duration of the investment securities portfolio through sales and purchases of government agency securities. These sales resulted in significant gains which are considered non-recurring income.

     At March 31, 2003, the Company's assets totaled $367.5 million, an increase of $35.3 million, or 10.6% over December 31, 2002. The Company's loan portfolio, net of allowances for loan losses, increased to $191.9 million, an increase of $11.4 million, or 6.3% over December 31, 2002. Total deposits increased to $317.2 million at March 31, 2003, an increase of $25.6 million or 8.8% over December 31, 2002. The Company's allowance for loan losses equaled $2.5 million or 1.30%, of loans.

     Howard Schoor, Chairman, and Robert O'Donnell, President and CEO, commented that "We continue to be pleased to see the Company achieve such excellent growth while maintaining such high performance in earnings and asset quality." Mr. Schoor added, "We achieved our first quarter 2003 strategic goals. Our balance sheet is positioned according to plan. We are on track, we have the right strategies, we have the controls, we have the capital, and we have the right people to keep us aligned. We continue to be excited about our Company's future."

     The Community Bank of New Jersey, the Company's Bank subsidiary, operates through its main office at 3535 Highway 9 North, Freehold, New Jersey and its seven branch offices located at 31 East Main Street, Freehold, New Jersey, 4502 Highway 9 South, Howell, New Jersey, 267 Main Street, Matawan, New Jersey, 191 Highway 9 South, Manalapan, New Jersey, 120 Route 33 West, Manalapan, New
Jersey, 24 Highway 34 South, Colts Neck, New Jersey and 541 Sycamore Avenue, Shrewsbury, New Jersey.

     Community Bancorp of New Jersey common stock is listed on the NASDAQ SmallCap Market under the trading symbol CBNJ.

                        COMMUNITY BANCORP OF NEW JERSEY
                     CONSOLIDATED CONDENSED BALANCE SHEETS

                                                      (Unaudited) March 31,
                                                           December 31,
                                                        2003           2002
                                                     -----------    ------------
ASSETS                                                 (Dollars in thousands)

Cash and due from banks ...........................  $  12,728    $   9,424
Investment securities available-for-sale ..........    152,573      131,676

Loans receivable ..................................    194,462      182,967
Allowance for loan loss ...........................     (2,519)      (2,406)
---------------------------------------------------  ---------    ---------
               Net loans receivable ...............    191,943      180,561
---------------------------------------------------  ---------    ---------

Premises and equipment, net .......................      6,190        6,280
Accrued interest receivable .......................      1,999        2,193
Other assets ......................................      2,081        2,085
---------------------------------------------------  ---------    ---------

               Total Assets .......................  $ 367,514    $ 332,219
---------------------------------------------------  =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
     Non-interest bearing demand ..................  $  56,013    $ .51,971
     Interest bearing - NOW .......................     26,935       23,455
     Savings and money market .....................    110,780      100,784
     Certificates of deposit, under $100,000 ......     77,504       76,815
     Certificates of deposit, $100,000 and over ...     45,948       38,604
---------------------------------------------------  ---------    ---------
               Total deposits .....................    317,180      291,629
---------------------------------------------------  ---------    ---------

Short-term borrowings .............................     20,700       11,500
Accrued interest payable ..........................         31           38
Other liabilities .................................        579          454
Guaranteed Preferred Beneficial Interest in the
     Company's Subordinated Debt ..................      5,000        5,000
---------------------------------------------------  ---------    ---------
               Total liabilities ..................    343,490      308,621
---------------------------------------------------  ---------    ---------
Stockholders' equity
     Common stock - authorized 10,000,000 shares of
           no par value;  issued and outstanding, net of treasury
           shares, 3,173,224 at March 31, 2003 and
           3,172,945 at December 31, 2002 .........     25,515       25,512
     Accumulated deficit (1) ......................     (1,633)      (2,239)
     Accumulated other comprehensive income .......        505          688
     Treasury stock, at cost ......................        363)        (363)
---------------------------------------------------  ---------    ---------
               Total stockholders' equity .........     24,024       23,598
---------------------------------------------------  ---------    ---------

          Total Liabilities and Stockholder's Equity  $367,514    $ 332,219
                                                      ========    =========

(1) Includes accumulated charges for stock dividends of $5,825 at March 31, 2003 and December 31, 2002.

                         COMMUNITY BANCORP OF NEW JERSEY
                   CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                                           (Unaudited)
                                                        Three Months Ended
                                                             March 31,
                                                        -------------------
                                                           2003     2002
                                                          -------  ------
                                                      (Dollars in thousands,
                                                      except per share data)

Interest Income .......................................   $4,185   $3,756
Interest Expense ......................................    1,452    1,280
-------------------------------------------------------   ------   ------

     Net Interest Income ..............................    2,733    2,476
Provision for Loan Losses .............................      113       90
-------------------------------------------------------   ------   ------

     Net Interest Income after Provision
         for Loan Losses ..............................    2,620    2,386
-------------------------------------------------------   ------   ------

Non-Interest Income ...................................      332      386
Gains on Sales of Investment Securities ...............      372       --
Non-Interest Expense ..................................    2,365    1,927
-------------------------------------------------------   ------   ------

     Income Before Income Taxes .......................      959      845
Income tax expense ....................................      353      292
-------------------------------------------------------   ------   ------

     Net Income .......................................   $  606   $  553
-------------------------------------------------------   ======   ======

Per Common Share (2):
     Net income - basic ...............................   $ 0.19   $ 0.17
     Net income - diluted .............................   $ 0.18   $ 0.16

Weighted average shares outstanding (2) (in thousands):
     Basic ............................................    3,173    3,173
     Diluted ..........................................    3,386    3,289



SELECTED FINANCIAL DATA

Market Value per Common Share (2)(3) ..................   $19.23   $15.87

Book Value per Share (2) ..............................   $ 7.57   $ 6.75



(2) Per share and earnings per share values have been retroactively adjusted to reflect the third quarter 2002 stock split (3 for 2).

(3) Closing sale price of the common stock on the Nasdaq SmallCap Market at March 31, 2003 and 2002, respectively, under the symbol CBNJ.